CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Variable Trust

We consent to the use of our reports dated February 25, 2016, with respect to the financial statements of Wells Fargo VT Discovery Fund (formerly known as Wells Fargo Advantage VT Discovery Fund), Wells Fargo VT Index Asset Allocation Fund (formerly known as Wells Fargo Advantage VT Index Asset Allocation Fund), Wells Fargo VT International Equity Fund (formerly known as Wells Fargo Advantage VT International Equity Fund), Wells Fargo VT Omega Growth Fund (formerly known as Wells Fargo Advantage VT Omega Growth Fund), Wells Fargo VT Opportunity Fund (formerly known as Wells Fargo Advantage VT Opportunity  Fund), and Wells Fargo VT Small Cap Growth Fund (formerly known as Wells Fargo Advantage VT Small Cap Growth Fund), six of the funds collectively referred to as the Wells Fargo Variable Trust Funds and comprising the Wells Fargo Variable Trust, as of December 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 26, 2016